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                                                                     Exhibit 4.1


                                 CERTIFICATE OF TRUST

         The undersigned, the trustees of Merrill Lynch
Preferred Capital Trust    , desiring to form a business trust pursuant to
Delaware Business Trust Act, 12 DEL. C. Section 3810, hereby certify as follows:

         1.   The name of the business trust being formed hereby (the "Trust")
              is "Merrill Lynch Preferred Capital Trust    ."

         2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                   Chase Manhattan Bank Delaware
                   c/o John J. Cashin
                   1201 Market Street
                   Wilmington, Delaware  19801


         3. This Certificate of Trust shall be effective as of the date of filing.

Dated:



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                        Name:     Theresa Lang
                        Title:    Regular Trustee



                   ----------------------------------
                        Name:     Stanley Schaefer
                        Title:    Regular Trustee


                        Chase Manhattan Bank Delaware


                   By:
                      -------------------------------
                           Name:   John J. Cashin
                           Title:  Senior Trust Officer